SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2004

WEBSTER FINANCIAL CORPORATION.

(Exact name of registrant as specified in its charter)

Delaware	001-31486	06-1187536

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Webster Plaza, Waterbury, Connecticut 06702

(Address of principal executive offices)

Registrant’s telephone number, including area code: (203) 578-2476

Not Applicable

(Former name or former address, if changed since last report)

Item 5.      Other Events

In February 2004, the Office of the Comptroller of the Currency approved Webster Bank’s application to convert from a federal savings bank to a national bank. The approval is subject to customary conditions. Webster Financial Corporation has filed its notice to become a bank holding company and a declaration to be a financial holding company with the Board of Governors of the Federal Reserve System. Webster expects to complete the Bank conversion in the second quarter of 2004.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSTER FINANCIAL CORPORATION
(Registrant)

/s/ William J. Healy William J. Healy Executive Vice President and Chief Financial Officer

Date: February 20, 2004